Line of Credit Application of Bank of Communications

[Unofficial English Translation]

Application Date: MM/DD/YY

Application No. Z2107LN1568059500001 Barcode

Bank of Communications Co., Ltd. _______Branch (Sub-branch) (hereafter referred to as the "Lender"):

The Borrower, in accordance with the No. Z2107LN15680595______*Contract* (hereinafter referred to as the *Loan Contract*) signed by the Borrower and the Lender and the No.____________signed by the Lender and the Guarantor, hereby applies for the loan amount under the ______________signed by the Lender and the Guarantor, hereby applies for the loan amount under the *Contract*. The loan is detailed as follows:

Bank Copy

1. Customer and account information	Customer No.*	0115689014878828																
	Loan account	4438999999030003338947																
	Customer name*	Chinese name	United Time Technology Co., Ltd.															
		English name																
	Loan receipt account*	443066333013003785800	Name of loan receipt account	United Time Technology Co., Ltd.														
2. Loan information	Loan currency*	RMB	A hundred billion	Ten billion	Billion	A hundred million	Ten million	Million	A hundred thousand	Ten thousand	Thousand	Hundred	Ten	One				
	Loan principal amount (in words)*	RMB 3,000,000 only						3	0	0	0	0	0	0	0	0		
	Loan period*	From MM/DD/YY to July 6, 2022 (due date)	Value date ■ 0-interest calculated from loan receipt date															
	Loan payment method*	■0-Self payment																
	Reason and purpose of loan	Raw materials and operating expenses related to the main business																
3. Annual interest rate of loan (simple interest)	■00-Fixed interest rate	Fixed interest rate value ( )% (Note: This value is used to determine the applicable interest rate value during the loan period, when the loan interest rate cannot be adjusted)																
		Pricing benchmark	■05-LPR (one-year) period level															
		Applicable date of pricing benchmark	■0-by loan receipt date															
		Interest rate plus (minus) point value	■03-plus percentage points (0.750000)															
		Floating rules for interest rate	■04-Non-floating	Floating period of interest rate		Unit for floating period of interest rate		Start date for floating of specific date ( )										

		Note: In case of adjustment of pricing benchmark during the loan period, the date for adjustment of loan interest rate shall be determined in accordance with the "floating rules of interest rate". If "non-floating" is selected, the loan interest rate will not be adjusted during the loan period. If "floating by loan receipt date" or "floating by specific start date" is selected, the period for adjustment of loan interest rate will be calculated from the "loan receipt date" or "start date for floating of specific date". The unit for the floating period of the interest rate can be selected on a daily or monthly basis. The number of periods for floating of interest rate shall be filled in the corresponding blank. If "1" is filled in as the number of periods for floating of interest rate and "by the day" is selected as the floating period unit, the date for adjustment of pricing benchmark will be the day when the loan interest rate can be adjusted. If "3" is filled in as the number of periods for floating of interest rate and "by month" is selected as the floating period unit, the day of every 3 months from "loan receipt date" or "start date for floating of specific date" will be the day when the loan interest rate can be adjusted, and so forth. (The above rules shall be also applicable to "overdue default interest rate" and "compound interest rate")				
4. Repayment and interest settlement information	Repayment method*	■L03-Pay interest in installments and repay principal in one lump sum				
	Interest payment period	■2-Interest settlement on a monthly basis				
	Repayment account No. 1 (special account)	443066333013003785800	Repayment account No. 2		Repayment account No. 3	
	Name of repayment account No. 1 (special		Name of repayment account		Name of repayment account No. 3	
	Repayment account No. 4		Repayment account No. 5			
	Name of repayment account No. 4		Name of repayment account No. 5			

The Borrower hereby signs to confirm that he has read and understood all the contents on the front and back of this Application, and has no doubt or objection to all these contents (Official seal of the borrower and seal of the reserved settlement account) Legal representative (person in charge) or authorized representative (signature or seal) United Time Technology Co., Ltd. (Seal) Special Seal for Finance of United Time Technology Co., Ltd. (Seal) Bao Minfei (Seal) Signature date: July 14, 2021	Lender (official seal) Bank of Communications. Shenzhen branch (Seal) /s/ Jinjie Liu Person in charge or authorized representative (signature or seal) Signature date: July 14, 2021

Bank print field		
The joint loan receipt based on this applicant copy shall be subject to the signature and seal of the bank after the successful loan.	Bank business seal	

Line of Credit Application of Bank of Communications (Back)

Application No. Z2107LN1568059500001 Barcode

	Type of expenses	Charge amount	Annual rate	Charging method	Paid account	Name of paid account
5. Expenses to be borne by the borrower						

6. Information required for entrusted loans	Client's customer No.		Name of client	
	Client's fund account		Name of client's fund account	

7. Information required for discount loans	Types of discount loans		Preferential spread	
	Discount start date		Discount termination date	

	Name and number of export contract	Opening bank	L/C No.	Amount of L/C (in words)	Currency of L/C	Validity of L/C	Expiration date of L/C	Amendment No. of L/C	Amendment to L/C
8. Information required for packaged loans									

<table>
<tr><td rowspan="4">9. Information on repayment plan and interest payment plan</td><td>Type</td><td colspan="3">Repayment plan to repay principal by installments</td><td colspan="3">Interest payment plan</td><td colspan="3">Payment plan</td></tr>
<tr><td>Regular planning</td><td colspan="3">First repayment date ( )
Repayment period ( )
Repayment period unit
(Regarding matching the principal repayment and matching the repayment of principal and interest, the actual number of repayment periods as well as the amount of repayment in each period shall be subject to the repayment schedule generated after the loan)</td><td colspan="3">First interest payment date ( )
Interest payment period ( )
Unit for periods of interest payment</td><td colspan="3">/</td></tr>
<tr><td rowspan="2">Irregular planning</td><td>Repayment days</td><td>Repayment date</td><td>Repayment amount</td><td>Number for periods of interest payment</td><td>Interest payment date</td><td>Interest payment amount (only applicable to</td><td>Number of payment periods</td><td>Payment date</td><td>Payment amount</td></tr>
<tr><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td></tr>
</table>
